Exhibit 99.1

FOR IMMEDIATE RELEASE

DICK'S Sporting Goods Reports Third Quarter Results; Exceeds Earnings Expectations and Raises Full Year Guidance

•	Company delivers third quarter 2016 earnings per diluted share of $0.44; Non-GAAP earnings per diluted share of $0.48 exceeds guidance of $0.39 to 0.42

•	Consolidated same store sales for the third quarter increased 5.2%

•	Company expects full year 2016 earnings per diluted share of $2.91 to 3.03; Company raises its full year 2016 non-GAAP earnings per diluted share guidance to $2.99 to 3.11

PITTSBURGH, November 15, 2016 - DICK'S Sporting Goods, Inc. (NYSE: DKS), the largest U.S. based full-line omni-channel sporting goods retailer, today reported sales and earnings results for the third quarter ended October 29, 2016.

Third Quarter Results

The Company reported consolidated net income for the third quarter ended October 29, 2016 of $48.9 million, or $0.44 per diluted share. For the third quarter ended October 31, 2015, the Company reported consolidated net income of $47.2 million, or $0.41 per diluted share.

On a non-GAAP basis, the Company reported consolidated net income for the third quarter ended October 29, 2016 of $53.6 million, or $0.48 per diluted share, excluding costs the Company incurred to convert former The Sports Authority ("TSA") stores to DICK'S Sporting Goods stores, compared to the Company's expectations provided on August 16, 2016 of $0.39 to 0.42 per diluted share. For the third quarter ended October 31, 2015, the Company reported consolidated non-GAAP net income of $51.9 million, or $0.45 per diluted share, excluding a litigation settlement charge. The GAAP to non-GAAP reconciliations are included in a table later in the release under the heading "Non-GAAP Net Income and Earnings Per Share Reconciliations."

Net sales for the third quarter of 2016 increased 10.2% to approximately $1.8 billion. Consolidated same store sales increased 5.2%, compared to the Company's guidance of an approximate 2 to 3% increase. Same store sales for DICK'S Sporting Goods increased 5.5%, while Golf Galaxy decreased 3.3%. Third quarter 2015 consolidated same store sales increased 0.4%.

"We are very pleased with our third quarter results, which were driven by a 5.2% comp sales increase and gross margin expansion. We realized meaningful market share gains and saw growth across each of our three primary categories of hardlines, apparel and footwear, while maintaining tight control of our inventory,” said Edward W. Stack, Chairman and CEO. “Looking ahead, we believe our assortment and marketing will help us to continue to capture displaced market share this holiday."

Omni-channel Development

eCommerce penetration for the third quarter of 2016 was 9.6% of total net sales, compared to 8.0% during the third quarter of 2015.

In the third quarter, the Company opened 27 new DICK'S Sporting Goods stores, seven new Field & Stream stores, and two new Golf Galaxy stores. The Company also relocated four DICK'S Sporting Goods stores. Additionally, the Company closed one Field & Stream store. As of October 29, 2016, the Company operated 676 DICK'S Sporting Goods stores in 47 states, with approximately 36.1 million square feet, 74 Golf Galaxy stores in 29 states, with approximately 1.4 million square feet, and 27 Field & Stream stores in 13 states, with approximately 1.3 million square feet.

Store count, square footage and new stores are listed in a table later in the release under the heading "Store Count and Square Footage."

Balance Sheet

The Company ended the third quarter of 2016 with approximately $85 million in cash and cash equivalents and approximately $261 million in outstanding borrowings under its revolving credit facility. Over the course of the last 12 months, the Company continued to invest in omni-channel growth, while returning over $240 million to shareholders through share repurchases and quarterly dividends.

Total inventory increased 4.8% at the end of the third quarter of 2016 as compared to the end of the third quarter of 2015.

Year-to-Date Results

The Company reported consolidated net income for the 39 weeks ended October 29, 2016 of $197.2 million, or $1.75 per diluted share. For the 39 weeks ended October 31, 2015, the Company reported consolidated net income of $201.4 million, or $1.71 per diluted share.

On a non-GAAP basis, the Company reported consolidated net income for the 39 weeks ended October 29, 2016 of $201.9 million, or $1.80 per diluted share, excluding costs the Company incurred to convert former TSA stores to DICK'S Sporting Goods stores. For the 39 weeks ended October 31, 2015, the Company reported consolidated non-GAAP net income of $206.1 million, or $1.75 per diluted share, excluding a litigation settlement charge. The GAAP to non-GAAP reconciliations are included in a table later in the release under the heading "Non-GAAP Net Income and Earnings Per Share Reconciliations."

Net sales for the 39 weeks ended October 29, 2016 increased 8.1% from last year's period to approximately $5.4 billion, reflecting the growth of our store network and a 2.9% increase in consolidated same store sales.

Capital Allocation

On November 10, 2016, the Company's Board of Directors authorized and declared a quarterly dividend in the amount of $0.15125 per share on the Company's Common Stock and Class B Common Stock. The dividend is payable in cash on December 30, 2016 to stockholders of record at the close of business on December 9, 2016.

During the third quarter of 2016, the Company repurchased approximately 0.2 million shares of its common stock at an average cost of $51.53 per share, for a total cost of $9 million. During the current fiscal year, the Company has repurchased approximately 2.6 million shares of its common stock at an average cost of $44.95 per share, for a total cost of $116 million. Since the beginning of fiscal 2013, the Company has repurchased approximately $929 million of its common stock, and has approximately $1.1 billion remaining under its authorizations that extend through 2021.

Golfsmith International Holdings, Inc.

On November 2, 2016, the Company completed its purchase for certain assets of Golfsmith International Holdings, Inc. ("Golfsmith"), including its intellectual property and rights to acquire store leases, together with inventory for 30 stores. The Company's purchase was made in connection with Golfsmith's Chapter 11 proceeding. The purchase price was approximately $43 million, of which $32 million is related to inventory. Intellectual property includes the name "Golfsmith", as well as Golfsmith's domain names, owned trademarks and customer information. The Company also committed to offer employment to at least 500 current Golfsmith employees. The Company expects this transaction to be accretive to its fiscal 2017 earnings.

The Sports Authority

On July 20, 2016, the Company completed its purchase of The Sports Authority's ("TSA") intellectual property assets and the right to acquire 31 store leases. The Company's rights with respect to the store leases allowed the Company a period of time to determine whether to accept or reject any particular store lease. The Company has determined to retain 22 of these leases for conversion to DICK’S Sporting Goods stores. In addition, the Company will leverage the TSA customer information it purchased in its marketing during the fourth quarter of 2016.

Current 2016 Outlook

The Company's current outlook for 2016 is based on current expectations and includes "forward-looking statements" within the meaning of Private Securities Litigation Reform Act of 1995, as described later in this release. Although the Company believes that the expectations and other comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations or comments will prove to be correct.

❖	Full Year 2016

•
Based on an estimated 112 million diluted shares outstanding, the Company currently anticipates reporting earnings per diluted share in the range of $2.91 to 3.03. The Company's earnings per diluted share guidance is not dependent upon share repurchases beyond the $116 million executed through the third quarter of fiscal 2016. The Company reported earnings per diluted share of $2.83 for the 52 weeks ended January 30, 2016.

•
On a non-GAAP basis, the Company currently anticipates reporting earnings per diluted share in the range of $2.99 to 3.11, excluding costs the Company expects to incur to convert former TSA and Golfsmith stores. The Company reported non-GAAP earnings per diluted share of $2.87, excluding a litigation settlement charge, for the 52 weeks ended January 30, 2016.

•	Consolidated same store sales are currently expected to increase approximately 3 to 4%, compared to a 0.2% decrease in fiscal 2015.

•
The Company expects to open 38 new DICK'S Sporting Goods stores and relocate nine DICK'S Sporting Goods stores in 2016. The Company also expects to open nine new Field & Stream stores and two new Golf Galaxy stores in 2016, largely adjacent to new or relocated DICK'S Sporting Goods stores.

•	The Company is currently operating 30 Golfsmith stores, with plans to retain and convert these stores to the Golf Galaxy brand by the end of the fourth quarter.

❖	Fourth Quarter 2016

•
Based on an estimated 112 million diluted shares outstanding, the Company currently anticipates reporting earnings per diluted share in the range of $1.15 to 1.27 in the fourth quarter of 2016. This is compared to earnings per diluted share of $1.13 in the fourth quarter of 2015.

•
On a non-GAAP basis, the Company currently anticipates reporting earnings per diluted share in the range of $1.19 to 1.31 in the fourth quarter of 2016, excluding costs the Company expects to incur to convert former TSA and Golfsmith stores.

•	Consolidated same store sales are currently expected to increase approximately 3 to 6% in the fourth quarter of 2016, as compared to a 2.5% decrease in the fourth quarter of 2015.

•	The Company expects to re-open three former TSA stores as new DICK'S Sporting Goods stores in the fourth quarter of 2016.

•	The Company is currently operating 30 Golfsmith stores, with plans to retain and convert these stores to the Golf Galaxy brand by the end of the fourth quarter.

❖	Capital Expenditures

•
In 2016, the Company anticipates capital expenditures to be approximately $275 million on a net basis and approximately $450 million on a gross basis. In 2015, capital expenditures were $204 million on a net basis and $370 million on a gross basis.

Conference Call Info

The Company will host a conference call today at 10:00 a.m. Eastern Time to discuss the third quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company's website located at investors.DICKS.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software.

In addition to the webcast, the call can be accessed by dialing (877) 443-5743 (domestic callers) or (412) 902-6617 (international callers) and requesting the "DICK'S Sporting Goods Earnings Call."

For those who cannot listen to the live webcast, it will be archived on the Company's website for approximately 30 days. In addition, a dial-in replay of the call will be available. To listen to the replay, investors should dial (877) 344-7529 (domestic callers) or (412) 317-0088 (international callers) and enter confirmation code 10094485. The dial-in replay will be available for approximately 30 days following the live call.

Non-GAAP Financial Measures

In addition to reporting the Company's financial results in accordance with generally accepted accounting principles ("GAAP"), the Company reports certain financial results that differ from what is reported under GAAP. These non-GAAP financial measures include non-GAAP consolidated net income and non-GAAP earnings per diluted share which the Company believes provides users of its financial information with useful information to evaluate the Company’s ongoing operations and to compare its current operations with historical and future operations that would be difficult if the Company’s financial results were limited to financial measures prepared only in accordance with GAAP. In addition, the Company presents EBITDA, adjusted EBITDA, and net capital expenditures because the Company believes these measures are useful to financial analysts who follow the Company. Management also uses certain non-GAAP measures internally for forecasting, budgeting, and measuring its operating performance. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies. A reconciliation of the Company's non-GAAP measures to the most directly comparable GAAP financial measures are provided below and on the Company's website at investors.DICKS.com.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties and change based on various important factors, many of which may be beyond our control. Our future performance and actual results may differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements should not be relied upon by investors as a prediction of actual results. Forward-looking statements include statements regarding, among other things, the Company's future performance, capturing market share, the integration of the TSA and Golfsmith stores, anticipated store openings and store relocations, capital expenditures, outstanding borrowings in future periods and share repurchases.

Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements include, but are not limited to: the uncertain impact of recent liquidation sales on customer demand; changes in consumer discretionary spending; the development of our eCommerce platform being more difficult, time-consuming, or costly than expected; the transition to our own eCommerce platform not producing the anticipated benefits within the expected time-frame or at all; the amount that we invest in strategic transactions and the timing and success of those investments; the integration of strategic acquisitions being more difficult, time-consuming, or costly than expected; inventory turn; changes in the competitive market and competition amongst retailers; changes in consumer demand or shopping patterns and our ability to identify new trends and have the right trending products in our stores and on our website; limitations on the availability of attractive retail store sites; omni-channel growth; unauthorized disclosure of sensitive or confidential customer information; risks relating to our private brand offerings and new retail concepts; disruptions with our eCommerce service provider or our information systems; factors affecting our vendors, including supply chain and currency risks; talent needs and the loss of Edward W. Stack, our Chairman and Chief Executive Officer; disruptions of our information systems; developments with sports leagues, professional athletes or sports superstars; weather-related disruptions and seasonality of our business; and risks associated with being a controlled company.

For additional information on these and other factors that could affect our actual results, see our risk factors, which may be amended from time to time, set forth in our filings with the SEC, including our most recent Annual Report filed with the Securities and Exchange Commission on March 25, 2016. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation. Forward-looking statements included in this release are made as of the date of this release.

About DICK'S Sporting Goods, Inc.

Founded in 1948, DICK'S Sporting Goods, Inc. is a leading omni-channel sporting goods retailer offering an extensive assortment of authentic, high-quality sports equipment, apparel, footwear and accessories. As of October 29, 2016, the Company operated more than 675 DICK'S Sporting Goods locations across the United States, serving and inspiring athletes and outdoor enthusiasts to achieve their personal best through a blend of dedicated associates, in-store services and unique specialty shop-in-shops dedicated to Team Sports, Athletic Apparel, Golf, Lodge/Outdoor, Fitness and Footwear.

Headquartered in Pittsburgh, PA, DICK'S also owns and operates Golf Galaxy, Field & Stream, True Runner and Chelsea Collective specialty stores and DICK’S Team Sports HQ, an all-in-one youth sports digital platform with free registration, website and mobile app capabilities, custom uniforms and FanWear shops, as well as access to donations and sponsorships. DICK'S offers its products through a content-rich eCommerce platform that is integrated with its store network and provides customers with the convenience and expertise of a 24-hour storefront. For more information, visit the Press Room or Investor Relations pages at DICKS.com.

Contacts:
Investor Relations:
Nate Gilch, Director of Investor Relations
DICK'S Sporting Goods, Inc.
investors@dcsg.com
(724) 273-3400
Media Relations:
(724) 273-5552 or press@dcsg.com
###

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	October 29, 2016	% of Sales	October 31, 2015	% of Sales

Net sales	$1,810,347	100.00%	$1,642,627	100.00%
Cost of goods sold, including occupancy and distribution costs	1,257,504	69.46	1,154,251	70.27

GROSS PROFIT	552,843	30.54	488,376	29.73

Selling, general and administrative expenses	459,782	25.40	395,015	24.05
Pre-opening expenses	19,304	1.07	16,280	0.99

INCOME FROM OPERATIONS	73,757	4.07	77,081	4.69

Interest expense	1,265	0.07	1,076	0.07
Other (income) expense	(3,778)	(0.21)	1,185	0.07

INCOME BEFORE INCOME TAXES	76,270	4.21	74,820	4.55

Provision for income taxes	27,356	1.51	27,605	1.68

NET INCOME	$48,914	2.70%	$47,215	2.87%

EARNINGS PER COMMON SHARE:
Basic	$0.44		$0.41
Diluted	$0.44		$0.41

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	110,607		114,978
Diluted	111,826		116,506

Cash dividend declared per share	$0.15125		$0.13750

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	39 Weeks Ended
	October 29, 2016	% of Sales(1)	October 31, 2015	% of Sales(1)

Net sales	$5,438,548	100.00%	$5,030,914	100.00%
Cost of goods sold, including occupancy and distribution costs	3,792,529	69.73	3,519,993	69.97

GROSS PROFIT	1,646,019	30.27	1,510,921	30.03

Selling, general and administrative expenses	1,300,071	23.90	1,151,686	22.89
Pre-opening expenses	34,309	0.63	31,836	0.63

INCOME FROM OPERATIONS	311,639	5.73	327,399	6.51

Interest expense	4,014	0.07	2,550	0.05
Other income	(7,775)	(0.14)	(812)	(0.02)

INCOME BEFORE INCOME TAXES	315,400	5.80	325,661	6.47

Provision for income taxes	118,192	2.17	124,262	2.47

NET INCOME	$197,208	3.63%	$201,399	4.00%

EARNINGS PER COMMON SHARE:
Basic	$1.77		$1.73
Diluted	$1.75		$1.71

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	111,328		116,101
Diluted	112,407		117,739

Cash dividends declared per share	$0.45375		$0.41250

(1) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(Dollars in thousands)

	October 29, 2016	October 31, 2015	January 30, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$85,408	$73,799	$118,936
Accounts receivable, net	121,189	96,406	61,395
Income taxes receivable	32,583	8,719	5,432
Inventories, net	2,092,402	1,997,105	1,527,187
Prepaid expenses and other current assets	112,523	107,755	99,740
Total current assets	2,444,105	2,283,784	1,812,690

Property and equipment, net	1,492,274	1,341,166	1,347,885
Intangible assets, net	137,155	109,827	109,440
Goodwill	200,594	200,594	200,594
Other assets:
Deferred income taxes	5,345	20,066	6,165
Other	102,733	73,912	82,562
Total other assets	108,078	93,978	88,727
TOTAL ASSETS	$4,382,206	$4,029,349	$3,559,336

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,031,587	$941,973	$677,864
Accrued expenses	375,553	345,052	289,001
Deferred revenue and other liabilities	146,585	133,593	184,386
Income taxes payable	—	—	39,835
Current portion of other long-term debt and leasing obligations	615	575	589
Total current liabilities	1,554,340	1,421,193	1,191,675
LONG-TERM LIABILITIES:
Revolving credit borrowings	260,900	342,400	—
Other long-term debt and leasing obligations	4,861	5,477	5,324
Deferred income taxes	8,252	—	6,454
Deferred revenue and other liabilities	683,988	536,973	566,696
Total long-term liabilities	958,001	884,850	578,474
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock	860	883	869
Class B common stock	247	249	249
Additional paid-in capital	1,114,622	1,053,748	1,063,705
Retained earnings	1,882,934	1,623,962	1,737,214
Accumulated other comprehensive loss	(147)	(125)	(179)
Treasury stock, at cost	(1,128,651)	(955,411)	(1,012,671)
Total stockholders' equity	1,869,865	1,723,306	1,789,187
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,382,206	$4,029,349	$3,559,336

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(Dollars in thousands)

	39 Weeks Ended
	October 29, 2016	October 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$197,208	$201,399
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	149,131	136,683
Deferred income taxes	2,618	(11,112)
Stock-based compensation	24,746	21,687
Excess tax benefit from exercise of stock options	(8,620)	(6,308)
Other non-cash items	541	442
Changes in assets and liabilities:
Accounts receivable	(38,002)	(22,556)
Inventories	(565,215)	(606,338)
Prepaid expenses and other assets	(10,931)	(18,685)
Accounts payable	342,369	324,832
Accrued expenses	67,986	38,817
Income taxes payable / receivable	(58,841)	(36,424)
Deferred construction allowances	114,158	118,647
Deferred revenue and other liabilities	(32,686)	(25,215)
Net cash provided by operating activities	184,462	115,869
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(307,302)	(273,962)
Deposits and purchases of other assets	(41,946)	(2,406)
Net cash used in investing activities	(349,248)	(276,368)
CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit borrowings	1,738,200	1,019,100
Revolving credit repayments	(1,477,300)	(676,700)
Payments on other long-term debt and leasing obligations	(437)	(398)
Construction allowance receipts	—	—
Proceeds from exercise of stock options	24,950	18,668
Excess tax benefit from exercise of stock options	8,620	6,309
Minimum tax withholding requirements	(6,909)	(7,703)
Cash paid for treasury stock	(116,006)	(300,000)
Cash dividends paid to stockholders	(51,246)	(49,235)
Increase in bank overdraft	11,354	2,630
Net cash provided by financing activities	131,226	12,671
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	32	(52)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(33,528)	(147,880)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	118,936	221,679
CASH AND CASH EQUIVALENTS, END OF PERIOD	$85,408	$73,799

Store Count and Square Footage

The stores that opened during the third quarter of 2016 are as follows:

Store	Market	Concept
Brookfield, WI	Milwaukee	DICK'S Sporting Goods
Trexlertown, PA	Allentown	DICK'S Sporting Goods
Wausau, WI	Wausau	DICK'S Sporting Goods
Waite Park, MN	St. Cloud	DICK'S Sporting Goods
Chesapeake, VA	Virginia Beach	DICK'S Sporting Goods(1)
Lodi, CA	Stockton	DICK'S Sporting Goods
Morgan Hill, CA	Morgan Hill	DICK'S Sporting Goods
Washington, DC (Dakota Crossing)	Washington DC	DICK'S Sporting Goods
Longview, TX	Longview	DICK'S Sporting Goods
Oxford, MS	Oxford	DICK'S Sporting Goods
Charlottesville, VA	Charlottesville	DICK'S Sporting Goods(1)
Silverdale, WA	Silverdale	DICK'S Sporting Goods
Medford, OR	Medford	DICK'S Sporting Goods(1)
Yorktown Heights, NY	White Plains	DICK'S Sporting Goods
Reno, NV	Reno	DICK'S Sporting Goods
Thousand Oaks, CA	Los Angeles	DICK'S Sporting Goods
Willowbrook, TX	Houston	DICK'S Sporting Goods
Deerbrook, TX	Houston	DICK'S Sporting Goods
The Woodlands, TX	Houston	DICK'S Sporting Goods
Baybrook, TX	Houston	DICK'S Sporting Goods(1)
Sugar Land, TX	Houston	DICK'S Sporting Goods
Katy, TX	Houston	DICK'S Sporting Goods(1)
Boca Raton, FL	West Palm Beach	DICK'S Sporting Goods
Springfield, OH	Dayton	DICK'S Sporting Goods
New Philadelphia, OH	Canton-Akron	DICK'S Sporting Goods
Morristown, TN	Morristown	DICK'S Sporting Goods
Olympia, WA	Olympia	DICK'S Sporting Goods
Baybrook, TX	Houston	Golf Galaxy(1)
Katy, TX	Houston	Golf Galaxy(1)
Latham, NY	Albany	Field & Stream(1)
Chesapeake, VA	Virginia Beach	Field & Stream(1)
Charlottesville, VA	Charlottesville	Field & Stream(1)
Medford, OR	Medford	Field & Stream(1)
Baybrook, TX	Houston	Field & Stream(1)
Katy, TX	Houston	Field & Stream(1)
Huntington, NY	Long Island	Field & Stream(1)

The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated:

Store Count:

	Fiscal 2016			Fiscal 2015
	DICK'S Sporting Goods(1)	Specialty Store Concepts(1)	Total	DICK'S Sporting Goods(1)	Specialty Store Concepts(1)	Total
Beginning stores	644	97	741	603	91	694
Q1 New stores	3	2	5	9	1	10
Q2 New stores	5	—	5	7	1	8
Q3 New stores	27	9	36	27	9	36
Ending stores	679	108	787	646	102	748

Closed stores	3	2	5	1	3	4
Ending stores	676	106	782	645	99	744

Relocated stores	9	—	9	6	1	7

Square Footage:
(in millions)

	DICK'S Sporting Goods(1)	Specialty Store Concepts(1)	Total(2)
Q1 2015	32.7	2.0	34.7
Q2 2015	33.1	2.0	35.1
Q3 2015	34.4	2.4	36.8
Q4 2015	34.4	2.3	36.7
Q1 2016	34.5	2.4	37.0
Q2 2016	34.6	2.4	37.1
Q3 2016	36.1	2.7	38.8

(1)
Includes the Company's Golf Galaxy, Field & Stream and other specialty concept stores. In some markets we operate adjacent stores on the same property with a pass-through for customers. We refer to this format as a "combo store" and include combo store openings within both the DICK'S Sporting Goods and specialty store concept reconciliations, as applicable. As of October 29, 2016, the Company operated 12 combo stores.

(2)	Column may not add due to rounding.

Non-GAAP Net Income and Earnings Per Share Reconciliations
(in thousands, except per share data):

	Fiscal 2016
	13 Weeks Ended October 29, 2016

	As Reported	TSA Integration Costs	Non-GAAP Total
Net sales	$1,810,347	$—	$1,810,347
Cost of goods sold, including occupancy and distribution costs	1,257,504	—	1,257,504

GROSS PROFIT	552,843	—	552,843

Selling, general and administrative expenses	459,782	(6,491)	453,291
Pre-opening expenses	19,304	(1,145)	18,159

INCOME FROM OPERATIONS	73,757	7,636	81,393

Interest expense	1,265	—	1,265
Other income	(3,778)	—	(3,778)

INCOME BEFORE INCOME TAXES	76,270	7,636	83,906

Provision for income taxes	27,356	2,902	30,258

NET INCOME	$48,914	$4,734	$53,648

EARNINGS PER COMMON SHARE:
Basic	$0.44		$0.49
Diluted	$0.44		$0.48

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	110,607		110,607
Diluted	111,826		111,826

During the third quarter of 2016, the Company incurred costs of $7.6 million, pre-tax, to convert former TSA stores to DICK'S Sporting Goods stores. The provision for income taxes was calculated at 38%, which approximates the Company's blended tax rate.

	Fiscal 2016
	39 Weeks Ended October 29, 2016

	As Reported	TSA Integration Costs	Non-GAAP Total
Net sales	$5,438,548	$—	$5,438,548
Cost of goods sold, including occupancy and distribution costs	3,792,529	—	3,792,529

GROSS PROFIT	1,646,019	—	1,646,019

Selling, general and administrative expenses	1,300,071	(6,491)	1,293,580
Pre-opening expenses	34,309	(1,145)	33,164

INCOME FROM OPERATIONS	311,639	7,636	319,275

Interest expense	4,014	—	4,014
Other income	(7,775)	—	(7,775)

INCOME BEFORE INCOME TAXES	315,400	7,636	323,036

Provision for income taxes	118,192	2,902	121,094

NET INCOME	$197,208	$4,734	$201,942

EARNINGS PER COMMON SHARE:
Basic	$1.77		$1.81
Diluted	$1.75		$1.80

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	111,328		111,328
Diluted	112,407		112,407

During the third quarter of 2016, the Company incurred costs of $7.6 million, pre-tax, to convert former TSA stores to DICK'S Sporting Goods stores. The provision for income taxes was calculated at 38%, which approximates the Company's blended tax rate.

	Fiscal 2015
	13 Weeks Ended October 31, 2015

	As Reported	Litigation Settlement Charge	Non-GAAP Total
Net sales	$1,642,627	$—	$1,642,627
Cost of goods sold, including occupancy and distribution costs	1,154,251	—	1,154,251

GROSS PROFIT	488,376	—	488,376

Selling, general and administrative expenses	395,015	(7,884)	387,131
Pre-opening expenses	16,280	—	16,280

INCOME FROM OPERATIONS	77,081	7,884	84,965

Interest expense	1,076	—	1,076
Other expense	1,185	—	1,185

INCOME BEFORE INCOME TAXES	74,820	7,884	82,704

Provision for income taxes	27,605	3,154	30,759

NET INCOME	$47,215	$4,730	$51,945

EARNINGS PER COMMON SHARE:
Basic	$0.41		$0.45
Diluted	$0.41		$0.45

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	114,978		114,978
Diluted	116,506		116,506

During the third quarter of 2015, the Company recorded a pre-tax litigation settlement charge of $7.9 million. The provision for income taxes was calculated at 40%, which approximated the Company's blended tax rate.

	Fiscal 2015
	39 Weeks Ended October 31, 2015

	As Reported	Litigation Settlement Charge	Non-GAAP Total
Net sales	$5,030,914	$—	$5,030,914
Cost of goods sold, including occupancy and distribution costs	3,519,993	—	3,519,993

GROSS PROFIT	1,510,921	—	1,510,921

Selling, general and administrative expenses	1,151,686	(7,884)	1,143,802
Pre-opening expenses	31,836	—	31,836

INCOME FROM OPERATIONS	327,399	7,884	335,283

Interest expense	2,550	—	2,550
Other income	(812)	—	(812)

INCOME BEFORE INCOME TAXES	325,661	7,884	333,545

Provision for income taxes	124,262	3,154	127,416

NET INCOME	$201,399	$4,730	$206,129

EARNINGS PER COMMON SHARE:
Basic	$1.73		$1.78
Diluted	$1.71		$1.75

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	116,101		116,101
Diluted	117,739		117,739

During the third quarter of 2015, the Company recorded a pre-tax litigation settlement charge of $7.9 million. The provision for income taxes was calculated at 40%, which approximated the Company's blended tax rate.

	Fiscal 2015
	52 Weeks Ended January 30, 2016

	As Reported	Litigation Settlement Charge	Non-GAAP Total
Net sales	$7,270,965	$—	$7,270,965
Cost of goods sold, including occupancy and distribution costs	5,088,078	—	5,088,078

GROSS PROFIT	2,182,887	—	2,182,887

Selling, general and administrative expenses	1,613,075	(7,884)	1,605,191
Pre-opening expenses	34,620	—	34,620

INCOME FROM OPERATIONS	535,192	7,884	543,076

Interest expense	4,012	—	4,012
Other expense	305	—	305

INCOME BEFORE INCOME TAXES	530,875	7,884	538,759

Provision for income taxes	200,484	3,154	203,638

NET INCOME	$330,391	$4,730	$335,121

EARNINGS PER COMMON SHARE:
Basic	$2.87		$2.91
Diluted	$2.83		$2.87

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	115,230		115,230
Diluted	116,794		116,794

During the third quarter of 2015, the Company recorded a pre-tax litigation settlement charge of $7.9 million. The provision for income taxes was calculated at 40%, which approximated the Company's blended tax rate.

Adjusted EBITDA

Adjusted EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance or liquidity. Adjusted EBITDA, as the Company has calculated it, may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA is a key metric used by the Company that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations, capital investments and certain non-recurring, infrequent or unusual items.

	13 Weeks Ended
	October 29, 2016	October 31, 2015
	(dollars in thousands)
Net income	$48,914	$47,215
Provision for income taxes	27,356	27,605
Interest expense	1,265	1,076
Depreciation and amortization	52,600	46,087
EBITDA	$130,135	$121,983
Add: TSA integration costs	7,636	—
Add: Litigation settlement charge	—	7,884
Adjusted EBITDA, as defined	$137,771	$129,867

% increase in adjusted EBITDA	6%

	39 Weeks Ended
	October 29, 2016	October 31, 2015
	(dollars in thousands)
Net income	$197,208	$201,399
Provision for income taxes	118,192	124,262
Interest expense	4,014	2,550
Depreciation and amortization	149,131	136,683
EBITDA	$468,545	$464,894
Add: TSA integration costs	7,636	—
Add: Litigation settlement charge	—	7,884
Adjusted EBITDA, as defined	$476,181	$472,778

% increase in adjusted EBITDA	1%

Reconciliation of Gross Capital Expenditures to Net Capital Expenditures

The following table represents a reconciliation of the Company's gross capital expenditures to its capital expenditures, net of tenant allowances.

	39 Weeks Ended
	October 29, 2016	October 31, 2015
	(dollars in thousands)
Gross capital expenditures	$(307,302)	$(273,962)
Proceeds from sale-leaseback transactions	—	—
Deferred construction allowances	114,158	118,647
Construction allowance receipts	—	—
Net capital expenditures	$(193,144)	$(155,315)

Reconciliation of Non-GAAP Consolidated Net Income and Earnings Per Diluted Share Guidance

	13 Weeks Ended January 28, 2017				52 Weeks Ended January 28, 2017
	Low-End		High-End		Low-End		High-End
	Amount	EPS	Amount	EPS	Amount	EPS	Amount	EPS
GAAP consolidated net income and earnings per diluted share	$129,000	$1.15	$142,000	$1.27	$326,000	$2.91	$339,000	$3.03
Costs to convert former TSA and Golfsmith stores	7,500		7,500		15,000		15,000
Tax effect of the above item	2,850		2,850		5,700		5,700
Non-GAAP consolidated net income and earnings per diluted share	$133,650	$1.19	$146,650	$1.31	$335,300	$2.99	$348,300	$3.11